SUB-ITEM 77Q1

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended, (the "Declaration"), of MFS/Sun Life Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

     The series designated as Research Growth and Income Series shall be redesignated as Core Equity Series.

         Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _30th day of April , 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

J. KERMIT BIRCHFIELD
--------------------
J. Kermit Birchfield
33 Way Road
Gloucester, MA  01930

ROBERT C. BISHOP
----------------
Robert C. Bishop
1199 Madia Street
Pasadena, CA  91103

FREDERICK H. DULLES
-------------------
Frederick H. Dulles
57 Tradd Street
Charleston SC 29401-2539

DAVID D. HORN
-------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956

DERWYN F. PHILLIPS
------------------
Derwyn F. Phillips
29 Northstone Road, Unit 6
Swampscott,  MA  01907

C. JAMES PRIEUR
---------------
C. James Prieur
60 Douglas Drive
Toronto, Ontario
M4W 2B3, Canada

RONLD G. STEINHART
------------------
Ronald G. Steinhart
25 Robledo Drive
Dallas, TX  75230

HAVILAND WRIGHT
---------------
Haviland Wright
4610 Kapuna Road
Kilauea HI  96754